Exhibit 5.1

Faegre Drinker Biddle & Reath LLP
2200 Wells Fargo Center 90 South Seventh Street Minneapolis, Minnesota 55402
+1 612 766 7000 main
+1 612 766 1600 fax

February 18, 2021

iMedia Brands, Inc.

6740 Shady Oak Road,

Eden Prairie, Minnesota 55344-3433

Ladies and Gentlemen:

We have acted as counsel to iMedia Brands, Inc., a Minnesota corporation (the “Company”), in connection with the preparation and filing of a prospectus supplement dated February 17, 2021 (the “Prospectus Supplement”) to the Prospectus dated July 14, 2020 (together, the “Prospectus”), relating to the offer and sale by the Company, pursuant to that certain Underwriting Agreement dated February 18, 2021 (the “Underwriting Agreement”), among Craig-Hallum Capital Group LLC, as representative of the several underwriters named on Schedule I thereto, if any (the “Underwriters”) and the Company, of 3,289,000 shares of the Company’s common stock, $0.01 par value per share (the “Common Stock”), which includes 429,000 shares of Common Stock for which the Underwriter has been granted an option to purchase (collectively, the “Shares”). The Prospectus forms a part of the Company’s registration statement on Form S-3 (File No. 333-239857) (the “Registration Statement”), filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”).

This opinion letter is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K.

We have examined the Registration Statement, the Prospectus, the Underwriting Agreement, the Company’s Fourth Amended and Restated Articles of Incorporation, as amended to date, the Company’s Amended and Restated By-laws, as amended to date, and the proceedings taken by the Company in connection with the authorization of the Shares. We also have examined the originals, or duplicates or certified or conformed copies, of such corporate records and other records, agreements, documents, certificates and instruments and have made such other investigations as we have deemed relevant and necessary in connection with the opinions hereinafter set forth. As to questions of fact material to this opinion, we have relied upon certificates or comparable documents of public officials and of officers and representatives of the Company, without any independent verification thereof. We have also examined such authorities of law as we have deemed relevant as a basis for our opinions.

In rendering the opinions set forth below, we have assumed the accuracy, truthfulness and completeness of all public records of the Company and of all information, representations and warranties contained in the agreements, documents, instruments, certificates and records we have reviewed, and the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies and the authenticity of the originals of such latter documents.

Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that all necessary corporate action on the part of the Company has been taken to authorize the issuance and sale of the Shares, and upon payment therefor and delivery thereof in accordance with the terms of the Underwriting Agreement and book entry registration and issuance thereof by the Company’s transfer agent and registrar, the Shares will be validly issued, fully paid and nonassessable.

iMedia Brands, Inc.

February 18, 2021

This opinion is limited to the laws of the State of Minnesota. We express no opinion as to any other matters, including without limitation any matters relating to the securities or blue sky laws of any jurisdiction or any rules or regulations thereunder, and no opinion may be inferred or implied beyond that expressly stated herein.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Company’s Current Report on Form 8-K filed as of the date hereof and thereby incorporated by reference into the Registration Statement and the Prospectus and to the reference to us under the caption “Legal Matters” in the Prospectus Supplement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

This opinion is given as of the date hereof, and we assume no responsibility for updating this opinion or the opinions or statements set forth herein to take into account any event, action, interpretation or change in law occurring subsequent to the date hereof that may affect the validity of any of such opinions or statements.

Very truly yours, Faegre Drinker Biddle & Reath LLP

/s/ Jonathan R. Zimmerman
By: Jonathan R. Zimmerman, Partner